Exhibit 10.23

SHORT FORM AGREEMENT

This short form agreement (Agreement) is being executed on this November ___, 2023 between:

1.	zSpace, Inc., a Delaware corporation, having its address at 2050 Gateway Place, Ste. 100-302, San Jose, Ca 95110 (Borrower); and

2.	Fiza Investments Limited a limited liability company incorporated in Cayman Islands, having its address at 2nd Floor, Regatta Office Park, West Bay Road, P.O. Box 10655, Grand Cayman KY1-1006, Caymen Islands (Lender).

The Borrower and the Lender are collectively referred to as “Parties” and individually as “Party”.

RECITALS

A.	The Borrower has a requirement of funds for an amount of up to USD $1,300,000 (Loan Amount).

B.	The Borrower has approached the Lender to lend the Loan Amount to the Borrower. The Borrower and the Lender are in the process of finalizing definitive documents (including but not limited to security documents) for the purpose of the Lender extending the Loan Amount to the Borrower (Loan Agreement).

C.	The Parties agree and acknowledge that the Borrower is in immediate requirement of the Loan Amount. The Lender has agreed to advance the Loan Amount, on the basis of the terms and conditions set out in this Agreement.

OPERATIVE TERMS

1.	The Lender has agreed to advance the Loan Amount to the Borrower on the following terms:

1.1.	The Loan Amount shall be disbursed to the Borrower within 2 business days from the date of execution of this Agreement.

1.2.	The Loan Amount shall be the aggregate loan amount to be disbursed under the Loan Agreement (and the Lender shall have no liability to disburse any further amounts). The key commercial terms for the advancement of the Loan Amount are as set out in Annexure A, which the Borrower acknowledges to be acceptable to it. The Parties agree that the Loan Agreementshall be executed on the basis of the terms set out in Annexure A.

1.3.	Subject to the execution of the Loan Agreement, the initial maturity date for the Loan Amount shall be 15 business days from the date of advancement of the Loan Amount (Maturity Date). Notwithstanding the above, in the event that (a) the Loan Agreement together with all documents pursuant thereto (in such form as may be acceptable to the Lender) are executed on or prior to the Maturity Date; and (b) all approvals needed to be obtained by the Borrower from all relevant third parties, are obtained (to the satisfaction of the Lender) on or prior to the Maturity Date (conditions (a) and (b) collectively, the “Conditions”), then the Maturity Date for the Loan Amount shall stand extended to the maturity date as set out in the Loan Agreement.

1.4.	Till the Conditions are met, the Loan Amount shall be subject to the conditions set out in Annexure A, provided that the Maturity Date shall be as stated in Clause 1.3 above. In the event that the Conditions are complied with on or prior to the Maturity Date, then Loan Amount will be subject to the terms and conditions set out in the Loan Agreement (including but not limited to payment of interest, repayment and prepayment terms). Provided however that the interest on the Loan Amount shall be calculated on and from the date of disbursal of the Loan Amount under this Agreement.

1.5.	In the event the Conditions are not complied with on or prior to the Maturity Date, then the entire Loan Amount shall be repaid in full to the Lender on the day immediately succeeding the Maturity Date (together with interest as stated in Annexure A). If the Loan Amount (together with interest) is not so repaid, then the Lender will have the right to take such actions, at the sole cost and expense of the Borrower, as it may desire to enforce its recovery rights in respect of the Loan Amount (together with interest) at law, under contract or in equity.

For and on behalf of Borrower
zSpace, Inc.

/s/ Joseph B. Powers
Joseph B. Powers
Chief Financial Officer

For and on behalf of Lender

ANNEXURE A

Key Commercial Terms

KEY TERMS
Company	zSpace Inc. (a Delaware, USA registered company)

Lender	Fiza Investments Limited

Loan Amount	Provision of up to $1,300,000in form of secured debt.

Use of proceeds	To be utilized for working capital purposes of the Borrower

Maturity Date	Till the Conditions are completed, 15 days from the date of disbusrsement.
Once the Conditions are completed, 24 months from date of disbursement.

Security/Instrument	Loan Amount will be in form of secured debt as described in the Loan Agreement.

Security and collateral for the Loan Amount will be senior to existing bSpace Investments Ltd. secured debt aggregated to USD $31,500,000.

Loan Amount will be subordinated to existing indebtedness provided by Itria Ventures (Itria Loans) in respect of receivables collateral.

Interest Rate	25% fixed rate per annum, which shall accrue and be payable in accordance with Schedule 1.

Default Interest Rate	3% per annum over and above the Interest Rate of 25% on the amount of outstanding principal and interest at the relevant time.

Repayment	In accordance with the repayment schedule set out in Schedule 1.

Transaction Documents	The final understanding between the Parties in relation to the potential transaction contemplated by this Term Sheet, pursuant to discussions, negotiations and diligence will be set out in certain definitive documents (“Transaction Documents”) including but not limited to:

(i) A facility agreement between the Lender and the Borrower; and
(ii) All other security documents, subordination agreements and/or inter-creditor agreements as may be required.

The Parties agree and acknowledge that the Lender may specify other documents to be executed which would classify as “Transaction Documents” based on the outcome of discussions.

Financial Covenants	Coverage ratio of 100% on the current assets of the Borrower for the outstanding principal of the Loan Amount taken together with the outstanding principal amount of the Itria Loans. Cure period of 15 days from any breach of this covenant.

Reporting Requirements	(i)	Details of weekly collections, weekly sales/bookings and inventory purchase for each week, to be provided within 2 business days of the end of the relevant week.

	(ii)	Cash balance to be provided within one business day of Nthe last business day of each week.

	(iii)	Cash reconciliation reports for each month within 3 business days from the end of the relevant month.

	(iv)	Monthly MIS (together with P&L and balance sheet) within 5 business days from the end of the relevant calendar month.

Event of Default and Consequences	Standard event of default (including breach of financial covenants and/or reporting requirements) and consequential rights in favor of the Lender.

Confidentiality	This document and its contents are being delivered to the Company by the Lender and are accepted by the Company and the Lender on the express condition that the Company and the Lender maintain its confidentiality.

Schedule 1

Repayment Installments

				Loan Amount
Installment #	Loan Amount	Principal	Interest	Balance
	$1,300,000			$1,300,000
1	$1,300,000.00	$(7,608.15)	$(27,083.33)	$1,292,391.85
2	$1,292,391.85	$(7,766.66)	$(26,924.83)	$1,284,625.19
3	$1,284,625.19	$(7,928.46)	$(26,763.02)	$1,276,696.72
4	$1,276,696.72	$(8,093.64)	$(26,597.85)	$1,268,603.08
5	$1,268,603.08	$(8,262.26)	$(26,429.23)	$1,260,340.83
6	$1,260,340.83	$(8,434.39)	$(26,257.10)	$1,251,906.44
7	$1,251,906.44	$(58,036.48)	$(26,081.38)	$1,193,869.96
8	$1,193,869.96	$(59,245.58)	$(24,872.29)	$1,134,624.38
9	$1,134,624.38	$(60,479.86)	$(23,638.01)	$1,074,144.52
19	$1,074,144.52	$(61,739.86)	$(22,378.01)	$1,012,404.67
11	$1,012,404.67	$(63,026.10)	$(21,091.76)	$949,378.56
12	$949,378.56	$(64,339.15)	$(19,778.72)	$885,039.42
13	$885,039.42	$(65,679.55)	$(18,438.32)	$819,359.87
14	$819,359.87	$(67,047.87)	$(17,070.00)	$752,312.00
15	$752,312.00	$(68,444.70)	$(15,673.17)	$683,867.30
16	$683,867.30	$(69,870.63)	$(14,247.24)	$613,996.67
17	$613,996.67	$(71,326.27)	$(12,791.60)	$542,670.40
18	$542,670.40	$(72,812.23)	$(11,305.63)	$469,858.17
19	$469,858.17	$(74,329.15)	$(9,788.71)	$395,529.02
20	$395,529.02	$(75,877.68)	$(8,240.19)	$319,651.34
21	$319,651.34	$(77,458.46)	$(6,659.40)	$242,192.88
22	$242,192.88	$(79,072.18)	$(5,045.68)	$163,120.69
23	$163,120.69	$(80,719.52)	$(3,398.35)	$82,401.18
24	$82,401.18	$(82,401.18)	$(1,716.69)	$-